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                                                                     Exhibit 5.1

                      [Letterhead of Dorsey & Whitney LLP]

                                October 10, 2003

ATS Medical, Inc.
3905 Annapolis Lane, Suite 105
Minneapolis, Minnesota  55447

         RE:  Registration Statement on Form S-3

Ladies and Gentlemen:

         We have acted as counsel to ATS Medical, Inc., a Minnesota corporation (the "Company"), in connection with a Registration Statement on Form S-3, together with any subsequent amendments thereto (the "Registration Statement"), relating to the sale by the selling shareholders identified in the Registration Statement of up to 4,400,000 shares (the "Shares") of the Company's common stock, $.01 par value per share. The Shares are to be sold from time to time as set forth in the Registration Statement.

         We have examined such documents and have reviewed such questions of law as we have considered necessary and appropriate for the purposes of the opinions set forth below. In rendering our opinions set forth below, we have assumed the authenticity of all documents submitted to us as originals, the genuineness of all signatures and the conformity to authentic originals of all documents submitted to us as copies. We have also assumed the legal capacity for all purposes relevant hereto of all natural persons. As to questions of fact material to our opinions, we have relied upon certificates of officers of the Company and of public officials.

         Based on the foregoing, we are of the opinion that the Shares have been duly authorized by all requisite corporate action and are validly issued, fully paid and nonassessable.

         Our opinion expressed above is limited to the laws of the State of Minnesota.

         We hereby consent to your filing of this opinion as an exhibit to the Registration Statement, and to the reference to our firm under the caption "Legal Matters" contained in the prospectus included therein.

                                        Very truly yours,

                                        /s/ Dorsey & Whitney LLP

TSH